UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: October 16, 2015

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2015, CafePress Inc. (the “Company”) entered into an amendment (the “Amendment”) of that certain purchase agreement (the “Purchase Agreement”), dated as of October 9, 2015, with Hameron Properties I LLC (the “Seller”), relating to the purchase of approximately 1.6 acres of land and an on-site building with approximately 25,000 square feet located in Louisville, Kentucky (the “Property”), which the Company expects to use for its corporate offices.

Under the Amendment, the Company has granted a right of first refusal to the Center for Comprehensive Services, Inc. d/b/a Neurorestorative Kentucky (“Neurorestorative”) until January 31, 2021. Subject to certain conditions, if the Company receives a bona-fide offer of intent from a prospective tenant to the Property, which it desires to accept, it must give prior written notice to Neurorestorative, who will have the right to lease all or a portion of the Property for a minimum of five (5) years.

The foregoing descriptions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement incorporated by reference to Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Exhibits

Exhibit No.	Description

10.1	First Amendment to the Purchase Agreement, dated as of October 16, 2015, between Hameron Properties I LLC and CafePress Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2015	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson
Chief Financial Officer